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     As filed with the Securities and Exchange Commission on March 20, 2001

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
             (Exact name of Registrant as Specified in its Charter)

                   MARYLAND                             84-1259577
         ----------------------------       -----------------------------------
         (State of Incorporation or         (I.R.S. Employer Identification No.)
          Organization)


             2000 SOUTH COLORADO BOULEVARD, TOWER TWO, SUITE 2-1000
                           DENVER, COLORADO 80222-7900
                 ----------------------------------------------
                    (Address of principal executive offices)





If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [x]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-61409

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                              Name of Each Exchange on Which
to be so Registered                              Each Class is to be Registered
-------------------                              ------------------------------
Class Q Cumulative Preferred Stock, par          The New York Stock Exchange
value $.01 per share (liquidation preference
$25 per share)



Securities to be registered pursuant to Section 12(g) of the Act:  None

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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of Class Q Cumulative Preferred Stock, par value $.01 per share (liquidation preference $25 per share) (the "Class Q Preferred Stock"), of Apartment Investment and Management Company, a Maryland corporation (the "Registrant"). The description of the Class Q Preferred Stock to be registered hereunder is set forth under the caption "Description of Class Q Cumulative Preferred Stock" in the Registrant's Prospectus Supplement, dated March 14, 2001, with respect to the Class Q Preferred Stock (the "Prospectus Supplement"), filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant's Registration Statement on Form S-3 (No. 333-61409) filed with the Commission on November 25, 1998, as amended, which description is incorporated herein by reference.

ITEM 2.           EXHIBITS.

                  The Registrant intends to register the Class Q Preferred Stock on The New York Stock Exchange, on which exchange other securities of the Registrant are registered. Accordingly, copies of the following exhibits will be filed with The New York Stock Exchange, and are filed as exhibits to this Registration Statement:

         3.1      Charter of Registrant (incorporated by reference to Exhibit
                  3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000).

         3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000).

         3.3      Articles Supplementary relating to the Class Q Preferred
                  Stock.

         3.4      Form of Stock Certificate relating to the Class Q Preferred
                  Stock.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         APARTMENT INVESTMENT AND
                                         MANAGEMENT COMPANY




                                         By:  /s/ Paul J. McAuliffe
                                              ----------------------------------
                                              Name:   Paul J. McAuliffe
                                              Title:  Executive Vice President,
                                                       Chief Financial Officer



Date: March 20, 2001


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                                INDEX TO EXHIBIT


EXHIBIT NO.       DESCRIPTION
-----------       -----------
      3.1         Charter of Registrant (incorporated by reference to Exhibit
                  3.1 to the Registrant's Quarterly Report on Form 10-Q for the
                  quarterly period ended September 30, 2000).

      3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000).

      3.3         Articles Supplementary relating to the Class Q Preferred Stock.

      3.4         Form of Stock Certificate relating to the Class Q Preferred Stock.



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